Exhibit 99.2

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements of Plains Exploration & Production Company (the “Company”, “PXP”, “our”, “we” or “us”) reflect the pro forma effects of:

•	The sale of oil and gas properties to subsidiaries of Occidental Petroleum Corporation (“Occidental”). This transaction closed on September 29, 2006 with an effective date of October 1, 2006. The Company received approximately $864 million in cash proceeds and paid approximately $12 million in fees and expenses associated with the transaction.

•	The payment on September 29, 2006 of all amounts outstanding under the Company’s senior revolving credit facility and short-term credit facility.

•	The sale of non-producing oil and gas properties to Statoil Gulf of Mexico LLC (“Statoil”). This transaction closed on November 1, 2006 with an effective date of September 1, 2006. The Company received approximately $706 million in cash proceeds and paid approximately $10 million in fees and expenses associated with the transaction.

•	Payments on October 31, 2006 and November 2, 2006 to settle all of the Company’s 2007 and 2008 crude oil price collars.

•	The redemption of $250 million of 7.125% Senior Notes due 2014 (the “7.125% Notes”) on November 3, 2006.

•	The retirement of $274.9 million of the $275 million outstanding principal amount of 8.75% Senior Subordinated Notes due 2012 (the “8.75% Notes”) on November 3, 2006.

•	The unaudited pro forma consolidated statement of income for the year ended December 31, 2005 also reflects the effects of the sale of certain oil and gas properties to XTO Energy Inc. that closed May 31, 2005.

Pursuant to the rules prescribed by the Securities and Exchange Commission for pro forma financial statements, the unaudited pro forma income statements do not include nonrecurring charges or credits directly attributable to the transactions. Such transactions include the gains on the sales to Occidental and Statoil and the debt extinguishment costs related to the retirement of the 7.125% Notes and the 8.75% Notes (see Note 1 to the unaudited pro forma consolidated financial statements).

The unaudited pro forma consolidated balance sheet as of June 30, 2006 has been prepared based on the historical consolidated balance sheet of PXP assuming that the aforementioned transactions occurred on June 30, 2006. The unaudited pro forma consolidated statements of income for the year ended December 31, 2005 and the six months ended June 30, 2006 have been prepared based on the historical consolidated statements of income of PXP for such periods and assume that the transactions occurred on January 1, 2005.

The unaudited pro forma consolidated financial statements do not reflect the effects of the purchase in July 2006 of 2.5 million outstanding common shares for $100.8 million. Such transaction is not included because it is not directly attributable to the transactions included in the unaudited pro forma consolidated financial statements.

The unaudited pro forma consolidated statements of income do not purport to represent what PXP’s results of operations would have been if such transactions had occurred on January 1, 2005. The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the transactions. These unaudited pro forma consolidated financial statements should be read in conjunction with PXP’s Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

JUNE 30, 2006

(in thousands of dollars)

	Historical	Pro Forma Adjustments			Pro Forma
		Sale to Occidental (a)	Sale to Statoil (a)	Debt Retirement and Other (b)
ASSETS
Current Assets
Cash and cash equivalents	$1,403	$852,133	$695,598	$(1,401,000)	$148,134
Accounts receivable	131,642	—	—	—	131,642
Deferred income taxes	162,277	22,368	37,658	(63,961)	158,342
Other current assets	23,984	—	—	—	23,984

	319,306	874,501	733,256	(1,464,961)	462,102

Property and Equipment, at cost
Oil and natural gas properties - full cost method
Subject to amortization	2,845,684	(482,526)	—	—	2,363,158
Not subject to amortization	187,681	(19,284)	(56,101)	—	112,296
Other property and equipment	18,676	—	—	—	18,676

	3,052,041	(501,810)	(56,101)	—	2,494,130
Less allowance for depreciation, depletion and amortization	(597,120)	—	—	—	(597,120)

	2,454,921	(501,810)	(56,101)	—	1,897,010

Goodwill	173,790	—	—	—	173,790

Other Assets	41,169	—	—	(10,037)	31,132

	$2,989,186	$372,691	$677,155	$(1,474,998)	$2,564,034

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$135,503	$150	$—	$70	$135,723
Commodity derivative contracts	266,418	—	—	(158,646)	107,772
Income taxes payable	2,721	53,199	89,564	(6,259)	139,225
Interest payable	13,029	—	—	(12,774)	255
Other current liabilities	136,975	—	—	137	137,112

	554,646	53,349	89,564	(177,472)	520,087

Long-Term Debt
Revolving credit facility	231,000	—	—	(231,000)	—
8.75% Senior Subordinated Notes	276,439	—	—	(276,439)	—
7.125% Senior Notes	248,888	—	—	(248,888)	—

	756,327	—	—	(756,327)	—

Other Long-Term Liabilities
Asset retirement obligation	165,882	(29,677)	—	—	136,205
Commodity derivative contracts	507,506	—	—	(438,809)	68,697
Other	5,687	—	—	—	5,687

	679,075	(29,677)	—	(438,809)	210,589

Deferred Income Taxes	271,410	117,230	197,363	(75,121)	510,882

Stockholders’ Equity	727,728	231,789	390,228	(27,269)	1,322,476

	$2,989,186	$372,691	$677,155	$(1,474,998)	$2,564,034

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

SIX MONTHS ENDED JUNE 30, 2006

(in thousands, except per share data)

	Historical	Pro Forma Adjustments				Pro Forma
		Sale to Occidental		Debt Retirement
Revenues
Oil and gas sales	$528,152	$(68,089	)(c)	$—		$460,063
Other operating revenues	1,853	—		—		1,853

	530,005	(68,089)		—		461,916

Costs and Expenses
Production costs	147,769	(21,803	)(c)	—		125,966
General and administrative	61,037	—		—		61,037
Depreciation, depletion and amortization	100,684	(21,847	)(e)	(731	) (f)	78,106
Accretion	4,942	(876	)(e)	—		4,066

	314,432	(44,526)		(731)		269,175

Income from Operations	215,573	(23,563)		731		192,741
Other Income (Expense)
Interest expense	(35,004)	—		25,354	(g)	(9,650)
Loss on mark-to-market derivative contracts	(312,242)	—		—		(312,242)
Gain on termination of merger agreement	37,902	—		—		37,902
Interest and other income (expense)	1,620	—		—		1,620

Income (Loss) From Continuing Operations Before Income Taxes	(92,151)	(23,563)		26,085		(89,629)
Income tax (expense) benefit	35,554	9,270	(h)	(10,625	)(h)	34,199

Income (Loss) From Continuing Operations	$(56,597)	$(14,293)		$15,460		$(55,430)

Earnings (Loss) from Continuing Operations Per Share, basic and diluted	$(0.72)					$(0.71)

Weighted Average Shares Outstanding, basic and diluted	78,567					78,567

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2005

(in thousands, except per share data)

	Historical	Pro Forma Adjustments						Pro Forma
		Sale to Occidental		Sale to XTO Energy		Debt Retirement
Revenues
Oil and gas sales	$940,768	$(136,323	)(c)	$(36,983	)(d)	$—		$767,462
Other operating revenues	3,652	—		—		—		3,652

	944,420	(136,323)		(36,983)		—		771,114

Costs and Expenses
Production costs	285,292	(34,639	)(c)	(7,437	)(d)	—		243,216
General and administrative	127,513	—		—		—		127,513
Depreciation, depletion and amortization	180,337	(38,874	)(e)	(8,533	)(e)	(1,458	)(f)	131,472
Accretion	7,578	(1,602	)(e)	(65	) (e)	—		5,911

	600,720	(75,115)		(16,035)		(1,458)		508,112

Income from Operations	343,700	(61,208)		(20,948)		1,458		263,002
Other Income (Expense)
Interest expense	(55,421)	—		—		48,586	(g)	(6,835)
Loss on mark-to-market derivative contracts	(636,473)	—		—		—		(636,473)
Interest and other income (expense)	3,324	—		—		—		3,324

Income (Loss) From Continuing Operations Before Income Taxes	(344,870)	(61,208)		(20,948)		50,044		(376,982)
Income tax (expense) benefit	130,858	24,079	(h)	8,241	(h)	(18,576	)(h)	144,602

Income (Loss) From Continuing Operations	$(214,012)	$(37,129)		$(12,707)		$31,468		$(232,380)

Earnings (Loss) from Continuing Operations Per Share, basic and diluted	$(2.75)							$(2.99)

Weighted Average Shares Outstanding, basic and diluted	77,726							77,726

Plains Exploration & Production Company

Notes to Pro Forma Consolidated Financial Statements

NOTE 1 — BASIS OF PRESENTATION

The unaudited pro forma consolidated financial statements of Plains Exploration & Production Company (the “Company”, “PXP”, “our”, “we” or “us”) reflect the pro forma effects of:

•	The sale of oil and gas properties to subsidiaries of Occidental Petroleum Corporation (“Occidental”). This transaction closed on September 29, 2006 with an effective date of October 1, 2006. The Company received approximately $864 million in cash proceeds and paid approximately $12 million in fees and expenses associated with the transaction.

•	The payment on September 29, 2006 of all amounts outstanding under the Company’s senior revolving credit facility and short-term credit facility.

•	The sale of non-producing oil and gas properties to Statoil Gulf of Mexico LLC (“Statoil”). This transaction closed on November 1, 2006 with an effective date of September 1, 2006. The Company received approximately $706 million in cash proceeds and paid approximately $10 million in fees and expenses associated with the transaction.

•	Payments on October 31, 2006 and November 2, 2006 to settle all of the Company’s 2007 and 2008 crude oil price collars.

•	The redemption of $250 million of 7.125% Senior Notes due 2014 (the “7.125% Notes”) on November 3, 2006.

•	The retirement of $274.9 million of the $275 million outstanding principal amount of 8.75% Senior Subordinated Notes due 2012 (the "8.75% Notes") on November 3, 2006.

•	The unaudited pro forma consolidated statement of income for the year ended December 31, 2005 also reflects the effects of the sale of certain oil and gas properties to XTO Energy Inc. that closed May 31, 2005.

The unaudited pro forma consolidated balance sheet as of June 30, 2006 has been prepared based on the historical consolidated balance sheet of PXP assuming that the aforementioned transactions occurred on June 30, 2006. The unaudited pro forma consolidated statements of income for the year ended December 31, 2005 and the six months ended June 30, 2006 have been prepared based on the historical consolidated statements of income of PXP for such periods and assume that the transactions occurred on January 1, 2005.

PXP follows the full cost method of accounting under which proceeds from the sale of oil and gas properties are accounted for as reductions to capitalized costs unless such sales involve a significant change in the relationship between capitalized costs and estimated proved reserves, in which case a gain or loss is recognized. When a gain or loss is recognized, total capitalized costs within the cost center are allocated between the reserves sold and the reserves retained on the same basis used to compute amortization unless there are substantial economic differences between the properties sold and those retained, in which case capitalized costs are allocated on the basis of the relative fair values of the properties.

In the unaudited pro forma consolidated balance sheet we recognized gains on the sales of properties to Occidental and Statoil. With respect to the sale of properties to Occidental, capitalized costs were allocated on the basis of the relative fair values of the properties. With respect to the sale of properties to Statoil, capitalized costs consist of the costs of the prospects that were classified as costs not subject to amortization. While the Company expects to recognize a gain on both sales transactions, if the actual amounts at closing do not result in a significant alteration in the relationship between capitalized costs and estimated proved reserves the proceeds would be accounted for as reductions to capitalized costs and a gain would not be recognized.

The pro forma consolidated statement of income for the year ended December 31, 2005 does not reflect the gains on the sales to Occidental and Statoil or the debt extinguishment costs that the Company expects to recognize upon the closing of the transactions. Assuming the sales closed on June 30, 2006, PXP estimates it would recognize a pretax gain on the sale of the properties to Occidental of approximately $380 million, approximately $232 million after tax, and a pretax gain on the sale of the properties to Statoil of approximately $639 million, approximately $390 million after tax. Assuming the debt retirement occurred on June 30, 2006 PXP estimates it would recognize debt extinguishment costs of approximately $45 million, approximately $27 million after tax. Determination of the actual gains on the dispositions of the properties is dependent on several factors, including the net book value of PXP’s oil and gas properties and the estimated fair value of PXP’s oil and gas reserves at the dates the transactions close. Determination of the actual debt extinguishment costs recognized is dependent upon several factors, including interest rates at the time the transactions are completed.

The pro forma consolidated balance sheet reflects the following payments to retire the Company’s debt and settle it’s 2007 and 2008 oil price collars: (i) senior revolving credit facility and short-term credit facility - $231.0 million; (ii) 7.125% Notes - $268.4 million; (iii) 8.75% Notes - $304.2 million; and (iv) 2007 and 2008 oil price collars - $597.4 million. Such amounts are based on the amounts due with respect to such agreements at June 30, 2006. The actual amounts paid were as follows: (i) senior revolving credit facility and short-term credit facility - $304.9 million; (ii) 7.125% Notes - $275.6 million; (iii) 8.75% Notes - $300.1 million; and (iv) 2007 and 2008 oil price collars - $605.0 million.

NOTE 2—PRO FORMA ADJUSTMENTS RELATED TO THE TRANSACTIONS

(a) Reflects the cash proceeds received from the sales of oil and gas properties to Occidental and Statoil, the retirement of the costs associated with the properties sold and the related asset retirement obligation, the fees and expenses payable in connection with the transactions, the recognition of the gains on the dispositions and the effect of the transactions on current and deferred income taxes.

(b) Reflects: (i) the payment on September 29, 2006 of all amounts outstanding under the Company’s senior revolving credit facility and short-term credit facility; (ii) payments on October 31, 2006 and November 2, 2006 to settle all of the Company’s 2007 and 2008 crude oil price collars; (iii) the redemption of $250 million of 7.125% Notes on November 3, 2006; and (iv) the retirement of $274.9 million of the $275 million outstanding principal amount 8.75% Notes on November 3, 2006.

(c) Reflects the reversal of revenues and expenses attributable to the properties sold to Occidental. There are no adjustments for the properties sold to Statoil because such properties consist of non-producing oil and gas properties that are classified as oil and gas properties not subject to amortization in the historical consolidated balance sheet.

(d) Reflects the reversal of revenues and expenses attributable to the properties sold to XTO Energy Inc.

(e) Adjusts depreciation, depletion and amortization (“DD&A”) for (1) the reduction in DD&A reflecting the production volumes attributable to the properties sold and (2) the revision to the Company’s DD&A rate reflecting the reserve volumes sold and the reduction in capitalized costs resulting from the transaction. The reduction in accretion expense relates to the asset retirement obligation attributable to the properties sold.

(f) Reflects the reversal of debt issue cost amortization related to the retired debt for the period.

(g) Reflects the reversal of interest expense for the period on the retired debt. Pro forma interest expense relates to certain derivatives and commitment and other credit facility fees.

(h) Adjusts pro forma income tax expense based on the Company’s estimated effective tax rate, after giving effect to the pro forma transactions. Variances in the Company’s estimated annual effective tax rate from the 35% federal statutory rate primarily result from the effect of state income taxes, changes in the estimated California apportionment factor and estimated permanent differences.